Registration No. 333-184924

As filed with the Securities and Exchange Commission on May 20, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
TO REGISTRATION STATEMENT ON FORM S-4
UNDER THE SECURITIES ACT OF 1933

Old Line Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	20-0154352
(State of Incorporation)	(IRS Employer Identification No.)

1525 Pointer Ridge Place
Bowie, MD 20716
(Address of Principal Executive Offices and Zip Code)

WSB Holdings, Inc. 1997 Omnibus Stock Plan, as amended
(Full title of the plan)

Copies to:
James W. Cornelsen, President and	Frank C. Bonaventure, Jr., Esq.
Chief Executive Officer	Ober, Kaler, Grimes & Shriver
Old Line Bancshares, Inc.	100 Light Street
1525 Pointer Ridge Place	Baltimore, Maryland 21202
Bowie, MD 20716	(410) 347-7305
(301) 430-2500
(Name, Address and Telephone Number of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value	2,785 shares	N/A	N/A	N/A
(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also be deemed to cover any additional securities to be offered or issued in connection with the provisions of the above-referenced plan, which provides for adjustments in the amount of securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             This Post-Effective Amendment No. 1 covers securities that were originally registered on Old Line Bancshares, Inc.’s Registration Statement on Form S-4 (Registration No. 333-184924), as amended. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registration Statement on Form S-4, to which this Post-Effective Amendment No. 1 relates.

This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended.

Explanatory Note

Old Line Bancshares, Inc., a Maryland corporation (“Old Line” or the “Registrant”), hereby amends its Registration Statement on Form S-4, Registration No. 333-184924 (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment No. 1”).  The Form S-4, as amended by this Post-Effective Amendment No. 1, is referred to as the “Registration Statement.”  Old Line filed the Form S-4 in connection with the merger (the “Merger”) of WSB Holdings, Inc. with and into the Registrant on May 3, 2013.  This Post-Effective Amendment No. 1 covers shares of the Registrant’s common stock originally registered on its Form S-4 that may be issued pursuant to WSB Holdings, Inc. 1997 Omnibus Stock Plan following the Merger (the “Plan”).

Part I

Information Required in the Section 10(a) Prospectus

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933.

Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

The following documents filed or to be filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 29, 2013.

(b)           The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2013, filed with the Commission on May 10, 2013.

(c)            The Registrant’s Current Reports on Form 8-K filed with the Commission on February 6, 2013, March 6, 2013, March 8, 2013, April 16, April 24, April 29, May 13, 2013 and May 17, 2013.

(d)           The description of the Registrant’s common stock contained in its Registration Statement on Form 10-SB originally filed on July 16, 2003 and amended on August 25, 2003 and September 11, 2003.

All documents filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of each such document.  Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Section 2-418 of the Maryland General Corporation Law establishes provisions that a corporation may (and, unless otherwise provided in the corporation’s charter, if the party to be indemnified is successful on the merits or otherwise, must) indemnify any director or officer made party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of service in the capacity of a director or officer, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such proceeding, unless it is proved that (a) the act or omission for which the director or officer seeks indemnification was material to the matter giving rise to the action, suit or proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.  If the proceeding is a derivative suit in favor of the corporation, indemnification may not be made in any proceeding in which the director or officer is adjudged to be liable to the corporation.  The statute also provides for indemnification of directors and officers by court order.

The Registrant’s Articles of Amendment and Restatement (the “Charter”) provide for indemnification and the advancement of expenses for any person who is serving or has served as a director or officer of the Registrant to the fullest extent permitted under the Maryland General Corporation Law.

The rights of indemnification provided in the Registrant’s Charter are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of stockholders or disinterested directors or otherwise.

The Registrant maintains officers’ and directors’ liability insurance in the amount of $10.0 million.

Item 7.  Exemption From Registration Claimed

Not applicable.

Item 8.  List of Exhibits

The following exhibits are filed with or incorporated by reference in this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	WSB Holdings, Inc. 1997 Omnibus Stock Plan (incorporated by reference to WSB Holdings, Inc. Registration Statement on Form S-1, File No. 333-146877, filed October 23, 2007).

4.2	Amendment No. 1 to WSB Holdings, Inc. 1997 Omnibus Stock Plan (incorporated by reference to WSB Holdings, Inc. Registration Statement on Form S-8, File No. 333-148753, filed January 18, 2008).

4.3	Specimen stock certificate for Old Line Bancshares, Inc.

4.4
Articles of Amendment and Restatement of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended).

4.5	Articles of Amendment of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s Quarterly Report on Form 10-QSB filed November 9, 2006).

4.6	Articles of Amendment of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1.2 of the Registrant’s Quarterly Report on Form 10-QSB filed November 9, 2006).

4.7
Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended).

4.8	Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2.1 of the Registrant’s Current Report on Form 8-K filed March 24, 2011).

4.9
Second Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 10, 2012).

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock.

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

23.2	Consent of Rowles & Company, LLP.

24.1	Power of Attorney (previously filed).

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

4.           That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Bowie, State of Maryland, on May 20, 2013.

OLD LINE BANCSHARES, INC.

By: /s/ James W. Cornelsen
James W. Cornelsen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Name	Title	Date

/s/James W. Cornelsen	Director, President and
James W. Cornelsen	Chief Executive Officer	May 20, 2013
(Principal Executive Officer)

/s/Mark A. Semanie	Chief Operating Officer, Acting
Mark A. Semanie	Chief Financial Officer
(Principal Accounting and
	Financial Officer)	May 20, 2013

*	Director and
Craig E. Clark	Chairman of the Board	May 20, 2013

*	Director	May 20, 2013
G. Thomas Daugherty

*	Director	May 20, 2013
Daniel W. Deming

*	Director	May 20, 2013
James F. Dent

*	Director	May 20, 2013
Andre' J. Gingles

Director
William J. Harnett

Director
Carla Hargrove McGill

*	Director	May 20, 2013
Frank Lucente, Jr.

*	Director	May 20, 2013
Gail D. Manuel

*	Director	May 20, 2013
John D. Mitchell

*	Director	May 20, 2013
Gregory S. Proctor, Jr.

*	Director	May 20, 2013
Jeffrey A. Rivest

Director
Suhas R. Shah

Director
Michael J. Sullivan

*	Director	May 20, 2013
John M. Suit, II

*	Director	May 20, 2013
Frank E. Taylor

* As Attorney-in-fact

By: /s/ James W. Cornelsen
James W. Cornelsen

EXHIBIT INDEX

4.1	WSB Holdings, Inc. 1997 Omnibus Stock Plan (incorporated by reference to WSB Holdings, Inc. Registration Statement on Form S-1, File No. 333-146877, filed October 23, 2007).

4.2	Amendment No. 1 to WSB Holdings, Inc. 1997 Omnibus Stock Plan (incorporated by reference to WSB Holdings, Inc. Registration Statement on Form S-8, File No. 333-148753, filed January 18, 2008).

4.3	Specimen stock certificate for Old Line Bancshares, Inc.

4.4
Articles of Amendment and Restatement of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended).

4.5	Articles of Amendment of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1.1 of the Registrant’s Quarterly Report on Form 10-QSB filed November 9, 2006).

4.6	Articles of Amendment of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1.2 of the Registrant’s Quarterly Report on Form 10-QSB filed November 9, 2006).

4.7
Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form 10-SB, as amended, under the Securities Exchange Act of 1934, as amended).

4.8	Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2.1 of the Registrant’s Current Report on Form 8-K filed March 24, 2011).

4.9
Second Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 10, 2012).

4.9
Second Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2.2 of the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed on August 10, 2012).

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the legality of the Common Stock.

23.1	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (contained in the opinion included as Exhibit 5).

23.2	Consent of Rowles & Company, LLP.

24.1	Power of Attorney (previously filed).